Exhibit 99.1

For Immediate Release

November 2, 2016

Approach Resources Inc. Announces

Strategic Alliance and Deleveraging Transactions

Privately-Negotiated Exchange of

$130 Million of 7.00% Senior Notes due 2021

Followed by Exchange Offer

for Remaining $100 Million of 7.00% Senior Notes due 2021

Fort Worth, Texas, November 2, 2016 – Approach Resources Inc. (NASDAQ: AREX) (“Approach” or the “Company”) today announced an agreement to substantially reduce the Company’s long-term debt through exchange transactions anchored by a proven oil and gas industry operator and investor (the “Transactions”). The Transactions were unanimously approved by the Company’s board of directors.

The Transactions would:

•	Reduce the Company’s long-term debt by up to $230.3 million;

•	Generate up to $70 million in future interest savings and enhance the Company’s liquidity;

•	Provide the Company flexibility to increase its capital budget out of operating cash flow and return the Company to production growth in anticipation of a continued commodity price recovery;

•	Increase the Company’s financing and strategic flexibility by removing certain restrictive covenants from the existing Senior Notes indenture;

•	Capture a 23% premium to the Company’s November 2, 2016 closing price of $2.70; and

•	Align the Company with an investor in an integrated oilfield service business.

The Company has entered into an Exchange Agreement (the “Exchange Agreement”) with Wilks Brothers, LLC and SDW Investments, LLC (together, “Wilks”), entities beneficially owned by the Wilks Family Office and collectively the largest holder of the Company’s 7.00% Senior Notes due 2021 (“Senior Notes”), to exchange $130,552,000 principal amount of Senior Notes, for 39,165,600 new shares of common stock, par value $0.01 per share (the “Common Stock”), representing an exchange ratio of 300 shares of Common Stock per $1,000 principal amount of Senior Notes (the “Initial Exchange Ratio”, and such exchange, the “Initial Exchange”). The Initial Exchange Ratio implies a valuation of $3.33 per share and represents a 23% premium to the closing price of the Common Stock on November 2, 2016. Accrued, unpaid interest on the Senior Notes held by Wilks will be paid in cash at the closing of the Initial Exchange. Immediately following the close of the Initial Exchange, Wilks will hold approximately 48.6% of the outstanding Common Stock of Approach.

INVESTOR CONTACT Suzanne Ogle Vice President – Investor Relations & Corporate Communications ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

Wilks Brothers, LLC is the investment arm of the Wilks Family Office, based in Cisco, Texas. The company has made and holds significant public and private market investments across multiple sectors including real estate, energy lifecycle and E&P. In 2002, the family founded FracTech, a hydraulic fracturing and oil field services firm, and grew the firm into the largest independent pressure pumping provider in North America before selling its stake in 2011.

J. Ross Craft, the Company’s Chairman and Chief Executive Officer, stated: “The substantial decline in commodity prices over the last two years has put enormous pressure on the cash flows of small-cap upstream oil and gas businesses like ours and has resulted in a significant increase in leverage across the sector. In a focused effort to evaluate stockholder value-enhancing options and to reduce risks faced by the Company in a low commodity price environment, we have explored various alternatives for many months. The Transactions are transformative for Approach, and, if fully completed, will reduce the Company’s long-term debt by $230.3 million, and save the Company $16.1 million in annual interest payments and up to $70 million in interest payments over the life of the Senior Notes. In addition the Transactions, if completed, will reduce our leverage to bring us closer in line with new OCC-revised leverage guidelines for E&P companies.

We believe that the Transactions are critical to unlocking stockholder value in the Company, restoring access to outside capital and positioning the Company to resume growth and take advantage of a potential recovery in commodity prices. In addition, we are excited to align ourselves with a strategic investor that has the depth of knowledge and experience in the oil field services industry of the Wilks Family Office. We look forward to working with the Wilks on developing ways to enhance our access to competitive offerings of completion, drilling and other services in anticipation of tightness in oil field services during an improving commodity price environment that will drive growth in both of our businesses.”

Matt Wilks and Morgan D. Neff, Portfolio Managers in the Wilks Family Office, stated: “ For over 20 years, the Wilks have demonstrated a commitment to working collaboratively in their investments to the benefit of all related parties. We are extremely excited about the opportunity to partner with the stockholders and management of Approach. With excellent assets, management and a transformed balance sheet, we are confident in the opportunities for growth and value expansion for Approach.”

Pursuant to the Exchange Agreement, Wilks, as holders of the majority in principal amount of Senior Notes, has consented to amendments to eliminate most of the restrictive covenants and certain events of default in the indenture governing the Senior Notes, which amendments will become effective upon the closing of the Initial Exchange.

The Company also has agreed, subject to completion of the Initial Exchange and stockholder approval of an amendment to the Company’s certificate of incorporation increasing its authorized capital stock, to offer to exchange its remaining $99,768,000 principal amount of outstanding Senior Notes for Common Stock on similar economic terms to the Initial Exchange (the “Follow-On Exchange Offer”). The Follow-On Exchange Offer will be at the Initial Exchange Ratio or a lesser ratio as determined by the Company, which in any event may not be less than a ratio per $1,000 principal amount of Senior Notes equal to $953.62 divided by the 30-day VWAP at the time of launch of the Follow-On Exchange Offer (the “Follow-On Exchange Ratio”).

Assuming 100% participation in the Follow-On Exchange Offer, and assuming the Follow-On Exchange Ratio is equal to the Initial Exchange Ratio, existing (non-Wilks) stockholders would hold approximately 37.5% of the outstanding Common Stock, Wilks would hold approximately 35.5% of the outstanding Common Stock, and other holders of the Senior Notes would hold approximately 27% of the outstanding Common Stock, in each case immediately following closing of the Follow-On Exchange Offer.

In connection with the Exchange Agreement, the Company also will enter into a Stockholders Agreement with Wilks (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, the Company will cause three Wilks’ designees to be appointed to the Board of Directors of the Company, expanding the Board from five members to eight. Wilks has agreed to vote its shares in proportion with the non-Wilks stockholders on typical annual meeting matters (including the election of directors). The proportionate voting restrictions will be removed when the Company’s equity market capitalization reaches a designated value of between approximately $800 million and $1.1 billion, depending on the results of the Follow-On Exchange Offer, or when the Stockholders Agreement expires in five years. In addition, if Wilks owns less than 40% of the issued and outstanding Common Stock of Approach at December 31, 2017, then one of the Wilks designees will resign. If Wilks owns 40% or more of the outstanding Common Stock of Approach at December 31, 2017, then one of the directors other than the Wilks designees will resign. The Board of Directors will be reduced from eight members to seven members in connection with such resignation. The Stockholders Agreement also contains certain restrictions on Wilks ability to acquire additional shares of Common Stock in excess of the amount they hold immediately following the Initial Exchange or to take certain other actions regarding the Common Stock.

The Company expects to close the Initial Exchange and launch the Follow-On Exchange Offer in the first quarter of 2017. The Initial Exchange is subject to certain customary closing conditions, including approval by the Company’s stockholders of the Initial Exchange, but is not conditioned on approval by the Company’s stockholders of the amendment to the certificate of incorporation necessary to permit the Follow-On Exchange Offer or any minimum participation in the Follow-On Exchange Offer. The Follow-On Exchange Offer is subject to approval by the Company’s stockholders of an amendment to the certificate of incorporation to increase its authorized capital stock.

The following table shows the pro forma impact each step of the Transactions would have on our outstanding long-term debt (dollars in thousands) as of September 30, 2016:

	Principal	Pro Forma for the Transactions Following Closing of Initial Exchange	Pro Forma for the Transactions Assuming Full Participation in Follow-On Exchange Offer (1)
Senior Credit Facility	$275,000	$275,000	$275,000
7.00% Senior Notes due 2021	$230,320	$99,768	$—

Total Debt	$505,320	$374,768	$275,000

(1)	The table assumes an exchange of 100% of the aggregate principal amount of all remaining Senior Notes for shares of Common Stock.

The following table shows the pro forma impact each step of the Transactions would have on our leverage ratio as of September 30, 2016:

	September 30, 2016	Pro Forma for the Transactions Following Closing of Initial Exchange	Pro Forma for the Transactions Assuming Full Participation in Follow-On Exchange Offer
Total Debt / LTM EBITDAX (1)	8.0x	5.9x	4.3x

(1)	Leverage ratio is a non-GAAP number that we calculate as a ratio of total debt (principal amount) to LTM EBITDAX. See “Leverage Ratio” below for our definitions and reconciliations of leverage ratio to EBITDAX and net loss.

The following table shows the pro forma impact each step of the Transactions would have on the ownership of our Common Stock (in thousands) as of September 30, 2016:

			Pro Forma for the Transactions Following Closing of Initial Exchange		Pro Forma for the Transactions Assuming Full Participation in Follow-On Exchange Offer(1)
	No. of Shares	Percentage of Common	No. of Shares	Percentage of Common	No. of Shares	Percentage of Common
Existing (non-Wilks) Holders of Common Stock	41,507	100.0%	41,507	51.4%	41,507	37.5%
Wilks	101	—	39,266	48.6%	39,266	35.5%
Non-Wilks Holders of Senior Notes	—	—	—	—	29,931	27.0%

Total	41,608	100.0%	80,773	100.0%	110,704	100.0%

(1)	Assumes Follow-On Exchange Ratio equals Initial Exchange Ratio.

The Company intends to call a special meeting of stockholders to approve certain aspects of the Transactions, including the Initial Exchange and changes to the Company’s certificate of incorporation for the Follow-On Exchange Offer, and will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the special meeting of stockholders.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Financial Reporting subsection of the Investor Relations section of our website at www.approachresources.com.

Leverage Ratio

Leverage ratio is calculated by dividing total debt (principal amount) by EBITDAX for the trailing 12 months. We use the leverage ratio as a measurement of our overall financial leverage, which impacts our ability to incur more debt. However, this ratio has limitations. This ratio can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the ratio on a company’s financial statements. This ratio is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) unrealized loss (gain) on commodity derivatives, (5) gain on debt extinguishment, (6) write-off of debt issuance costs, (7) interest expense, net, and (8) income tax benefit. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities.

The table below provides a reconciliation of EBITDAX to net loss for the three months ended December 31, 2015, March 31, 2016, June 30, 2016, and September 30, 2016, and 12 months ended September 30, 2016 (in thousands).

	Three Months Ended				Twelve Months Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	September 30, 2016
Net loss	$(5,759)	$(13,660)	$(16,035)	$(9,073)	$(44,527)
Exploration	228	569	1,622	1,047	3,466
Depletion, depreciation and amortization	23,173	20,229	19,991	19,422	82,815
Share-based compensation	1,954	1,550	1,374	1,357	6,235
Unrealized loss (gain) on commodity derivatives	10,285	957	8,076	(760)	18,558
Gain on debt extinguishment	(9,080)	—	—	—	(9,080)
Write-off of debt issuance costs	—	—	563	—	563
Interest expense, net	6,436	6,298	6,808	7,067	26,609
Income tax benefit	(284)	(7,245)	(8,687)	(4,915)	(21,131)

EBITDAX	$26,953	$8,698	$13,712	$14,145	$63,508

Conference Call Information and Summary Presentation

In connection with this release and the Company’s third quarter 2016 earnings release, the Company will host a conference call on Thursday, November 3, 2016, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss the Transactions and third quarter 2016 financial and operational results. Those wishing to listen to the conference call, may do so by visiting the Events page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Dial in:	(844) 884-9950
Intl. dial in:	(661) 378-9660
Passcode:	Approach/91221024
Webcast link:	http://edge.media-server.com/m/p/jrqvom4g

In addition, a third quarter 2016 summary presentation will be available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and gas reserves in the Midland Basin of the greater Permian Basin in West Texas. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically relate to stockholder approval and consummation of the Initial Exchange and Follow-On Exchange Offer. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to (1) the inability to complete the transactions contemplated by the Transactions due to the failure to obtain approval of the Company’s stockholders to certain aspects thereof or other conditions to closing of the Initial Exchange and/or Follow-On Exchange Offer, (2) the failure to achieve 100% participation in the Follow-On Exchange Offer, (3) a continued decline in commodities prices, (4) the Company’s ability to recognize the anticipated benefits of the Transactions, (5) costs related to the Transactions, (6) changes in applicable laws or regulations, and (7) other risks and uncertainties indicated from time to time in a definitive proxy statement, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Approach. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

NO OFFER OR SOLICITATION

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION TO BUY ANY OF THE EXISTING SENIOR NOTES NOR IS IT A SOLICITATION FOR ACCEPTANCE OF THE INITIAL EXCHANGE OR THE FOLLOW-ON EXCHANGE OFFER. THE COMPANY IS MAKING THE INITIAL EXCHANGE AND THE FOLLOW-ON EXCHANGE OFFER ONLY BY, AND PURSUANT TO THE TERMS OF, THE OFFERS TO EXCHANGE AND LETTERS

OF TRANSMITTAL. THE INITIAL EXCHANGE AND THE FOLLOW-ON EXCHANGE OFFER ARE NOT BEING MADE IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. NONE OF THE COMPANY, ANY INFORMATION AGENT OR ANY EXCHANGE AGENT FOR THE INITIAL EXCHANGE OR THE FOLLOW-ON EXCHANGE OFFER MAKES ANY RECOMMENDATION IN CONNECTION WITH SUCH EXCHANGE OFFERS. THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS UNLAWFUL.

Additional Information and Where to Find It

In connection with the Transactions, the Company intends to file a definitive proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the stockholders of the Company and will contain important information about the Transactions and related matters. The Company’s stockholders and other interested persons are advised to read, when available, the definitive proxy statement in connection with the Company’s solicitation of proxies for the meeting of stockholders to be held to approve certain aspects of the Transactions because these materials will contain important information about the Transactions. The definitive proxy statement will be mailed to the Company stockholders as of a record date to be established for voting on the Transactions. Stockholders will also be able to obtain copies of the definitive proxy statement once it is available, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116, Attention: Investor Relations, (817) 989-9000.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the Transactions. The Company stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 20, 2016. Information regarding the persons who may, under the SEC rules, be deemed participants in the solicitation of proxies to the Company stockholders in connection with the Transactions will be set forth in the definitive proxy statement for the Transactions when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transactions will be included in the definitive proxy statement that the Company intends to file with the SEC.